Exhibit 10.16

First Amendment
to the
Gerber Scientific, Inc. and
Participating Subsidiaries Supplemental Pension Benefit Plan

Whereas, Gerber Scientific, Inc. (the “Company”) sponsors the Gerber Scientific, Inc. and Participating Subsidiaries Supplemental Pension Benefit Plan (the “Supplemental Plan”);
Whereas, the Board of Directors (the “Board”) of the Company has resolved to freeze the Supplemental Plan effective as of April 30, 2009, with the effect that no additional benefit accruals shall be earned under
Supplemental Plan on or after May 1, 2009; and
Whereas, the officers of the Company have been directed by the Board to amend the Supplemental Plan to effect the freeze of the Supplemental Plan.
Now Therefore, the Supplemental Plan is hereby amended, effective as of April 30, 2009, by the addition of a new sentence to the end of Section 4.1, to read in its entirety as follows:
“Notwithstanding the foregoing provisions of this Section 4.1, effective April 30, 2009, benefit accruals under this Plan shall cease, and no Compensation, Months of Service or Credited Service earned on or after May 1, 2009 for purposes of the Pension Plan shall be taken into account in determining a Participant’s Accrued Benefit under this Plan.”

In Witness Whereof, this First Amendment to the Supplemental Plan is executed this 10th day of March, 2009.

                                    Gerber Scientific, Inc.

                                         By: /s/ William V. Grickis, Jr.

                                        William V. Grickis, Jr.

                                         Senior Vice President, General Counsel and Secretary